Exhibit 31.2

Certification of Chief Financial Officer

I, Steven L. Bernstein, certify that:

1.  I have reviewed this annual report on Form 10-K of Frequency Electronics, Inc.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  August 28, 2017

By: /s/ Steven L. Bernstein
Steven L. Bernstein
Chief Financial Officer